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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 29, 2001



                         COMPUTER LEARNING CENTERS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


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
            DELAWARE                         0-26040                      36-3501869

  (State or Other Jurisdiction             (Commission                 (I.R.S. Employer
       of Incorporation)                   File Number)               Identification No.)
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                              10021 BALLS FORD ROAD
                                    SUITE 200
                            MANASSAS, VIRGINIA 20109
                    (Address of principal executive offices)


                                 (703) 367-7000
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        As previously reported in a Form 8-K filed with the Commission on March 9, 2001, the Company's schools, which comprised the Company's primary assets, have been liquidated. H. Jason Gold, as Chapter 7 Trustee for the Estate of Computer Learning Centers, Inc., continues to recover the Company's accounts receivable and pursue other assets.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

        As previously reported in a Form 8-K filed with the Commission on February 8, 2001, the Company filed for bankruptcy under Chapter 7 of the United States Bankruptcy Code on January 25, 2001. The case is being administered by the Honorable Robert G. Mayer, United States Bankruptcy Judge as Case No. 01-80096-RGM in the Eastern District of Virginia. Although the Trustee has not completed his review and analysis of claims filed, the Trustee has collected sufficient sums from the sale of the Company's assets to pay all known priority and administrative claims that have been asserted by the Company's former students and employees, and therefore, has requested the court to allow such distribution to be made. The Trustee anticipates that significant time may be required to fully administer the Company's estate. However, because of the amount of debt outstanding, it is unlikely that any proceeds will remain for distribution to the Company's common stockholders upon the conclusion of the liquidation of the Company.

This report may contain forward-looking statements which are made pursuant to the safe harbor provisions of the securities litigation reform act of 1995, which involve risks and uncertainties that may affect the Company's business and prospects. Actual results, performance or achievements may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by the Company or any other person that any projected outcomes can or will be achieved.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              H. Jason Gold, as Chapter 7 Trustee for the Estate of Computer Learning Centers, Inc.


Date:  October 29, 2001       /s/ H. Jason Gold, Trustee